Exhibit 99.5

WaMu Capital Corp.
Prelim WMALT 2005-3 30yr Jumbo Invest No Doc
Summary Report
2 records
Balance: 830,000

Selection Criteria: 30yr Jumbo
 Table of Contents
  Disclaimer
  Summary
  Loan Purpose
  Occupancy Type
  Interest Only

1. Disclaimer

The information contained herein has been prepared solely for the use of WaMu Capital Corp and has not been independently verified by WaMu Capital Corp. Accordingly, WaMu Capital Corp makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. WaMu Capital Corp assumes no responsibility for the accuracy of any material contained herein. The information contained herein will be superseded by the description of the mortgage loans contained in the Prospectus Supplement. Such information supersedes the information in all prior collateral terms sheets, if any.

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2. Summary

Total Number of Loans: 2
Total Balance: 830,000.00
AVG Loan Size: 415,000.00
Weighted Average Gross Rate: 5.565
Non-Zero Weighted Average Original LTV: 38.43
Non-Zero Weighted Average FICO: 727
Non-Zero Weighted Average DTI: 43.00

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3. Loan Purpose

Loan Purpose	Count	Balance	%	Note Rate	Term	NZWA Fico	NZLTV Ratio	AVG Loan Size
Refi - Rate Term	2	830,000.00	100.00	5.815	360	727	38	415,000.00
Total:	2	830,000.00	100.00	5.815	360	727	38	415,000.00

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4. Occupancy Type

Occupancy Type	Count	Balance	%	Note Rate	Term	NZWA Fico	NZLTV Ratio	AVG Loan Size
Investment	2	830,000.00	100.00	5.815	360	727	38	415,000.00
Total:	2	830,000.00	100.00	5.815	360	727	38	415,000.00

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5. Interest Only

Interest Only	Count	Balance	%	Note Rate	Term	NZWA Fico	NZLTV Ratio	AVG Loan Size
0	2	830,000.00	100.00	5.815	360	727	38	415,000.00
Total:	2	830,000.00	100.00	5.815	360	727	38	415,000.00

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